                                                               EXHIBIT 10.50(e)

================================================================================



                               AMD INC. GUARANTY
                               (GARANTIEVERTRAG)

                              DATED 11 MARCH 1997


                                    BETWEEN


                         ADVANCED MICRO DEVICES, INC.,

                        AMD SAXONY MANUFACTURING GMBH,

                                      AND

                               DRESDNER BANK AG
                          AS AGENT AND SECURITY AGENT





================================================================================

                      AMD INC. GUARANTY (GARANTIEVERTRAG)



THIS AMD INC. GUARANTY, dated 11 March 1997, is made by ADVANCED MICRO DEVICES, INC., a corporation organised and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."), in favour of AMD SAXONY MANUFACTURING
                           -------
GMBH, Dresden, registered in the Commercial Register of the Dresden County Court HRB 13186 ("AMD Saxonia"), and DRESDNER BANK AG ("Dresdner"), as Agent (in such
            -----------                           --------
capacity, the "Agent") for the Banks under the Loan Agreement and as Security
               -----
Agent (in such capacity, the "Security Agent") for the Secured Parties under
                              --------------
such Loan Agreement.

WHEREAS, AMD Saxonia, a wholly-owned Subsidiary (such and other capitalised terms being used herein with the meanings provided in Section 1.1) of AMD Saxony
                                                      -----------
Holding GmbH, domiciled in Dresden, registered in the Commercial Register of the Dresden County Court HRB 13931 ("AMD Holding"; and, together with AMD Inc.,
                                 -----------
collectively, the "Sponsors"), which is, in turn, a wholly-owned Subsidiary of
                   --------
AMD Inc., has been formed for the purpose of constructing, owning, and operating
(i) the Plant and (ii) the integrated Design Center (the construction, ownership, and operation of the Plant and the Design Center being hereinafter called the "Project");
            -------

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, (i) the Sponsors expect to make substantial subordinated loans to, and AMD Holding expects to make substantial equity investments in, AMD Saxonia, and (ii) AMD Saxonia has entered into a Syndicated Loan Agreement, dated 11 March 1997 (the "Loan
                                                                    ----
Agreement"), with the banks from time to time party thereto (hereinafter
---------
collectively called the "Banks" and individually called a "Bank"), Dresdner, as
                         -----                             ----
Agent and Security Agent, and Dresdner Bank Luxembourg S.A., as Paying Agent (in such capacity, the "Paying Agent"), providing, inter alia, for two separate
                    ------------               ----- ----
senior secured term and standby facilities aggregating up to DM1,650,000,000 (one billion six hundred fifty million Deutsche Marks);

WHEREAS, AMD Inc. desires that the Project be constructed and completed and is executing and delivering this Guaranty in favour of AMD Saxonia, the Agent and the Security Agent for the benefit of the Banks and the Paying Agent (the Agent, the Security Agent, the Banks and the Paying Agent hereinafter collectively called the "Secured Parties" and individually called a "Secured Party"), for the
            ---------------                             -------------
purpose, among other things, of providing (i) certain assurances with respect to the completion of the Project, and (ii) certain undertakings to and for the benefit of AMD Saxonia and the Secured Parties;

WHEREAS, a condition precedent to the initial Advance is, inter alia, the
                                                          ----- ----
execution by AMD Inc. of this Guaranty, and, in extending credit to AMD Saxonia under the Loan Agreement, the Banks are relying on the undertakings of AMD Inc. contained herein;

WHEREAS, AMD Inc. has duly authorized the execution, delivery, and performance of this Guaranty; and

WHEREAS, it is in the best interests of AMD Inc. to execute this Guaranty inasmuch as AMD Inc. will derive substantial benefits from the loans and other financial accommodations made from time to time to AMD Saxonia by the Banks pursuant to the Loan Agreement;

NOW, THEREFORE, in order to induce the Banks to make the loans and other financial accommodations to AMD Saxonia pursuant to the Loan Agreement, AMD Inc. hereby agrees, for the benefit of AMD Saxonia and the Secured Parties, as follows:


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Definitions. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Sponsors' Support Agreement. In addition, the following terms (whether or not underlined) when used in this Guaranty, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agent" has the meaning assigned to such term in the introduction to this
      -----                                               ------------
Guaranty.

     "AMD Holding" has the meaning assigned to such term in the first recital of
      -----------                                               -------------
this Guaranty.

     "AMD Inc." has the meaning assigned to such term in the introduction to
      -------                                                ------------
this Guaranty.

     "AMD Saxonia" has the meaning assigned to such term in the introduction to
      -----------                                               ------------
this Guaranty.

     "Bank" and "Banks" have the respective meanings assigned to such terms in
      ----       -----
the second recital of this Guaranty.
    --------------

     "Dresdner" has the meaning assigned to such term in the introduction to
      --------                                               ------------
this Guaranty.

     "Guaranty" means this AMD Inc. Guaranty, as the same may at any time be
      --------
amended or modified in accordance with the terms hereof and in effect.

     "Loan Agreement" has the meaning assigned to such term in the second
      --------------                                               ------
recital of this Guaranty.
-------

     "Obligations" means all obligations of AMD Holding to AMD Saxonia or any
      -----------
Secured Party under or arising out of (i) the AMD Saxonia Wafer Purchase Agreement, (ii) the AMD Saxonia Research Agreement, (iii) the Management Service Agreement, (iv) the License Agreement, and (v) each other Operative Document to which AMD Holding is or is to be a party other than (v) the Sponsors' Support Agreement, (w) the Sponsors' Guaranty, (x) the AMD Holding Wafer Purchase Agreement, (y) the AMD Holding Research Agreement, and (z) the AMD Holding Security Documents.

     "Paying Agent" has the meaning assigned to such term in the second recital
      ------------                                               --------------
of this Guaranty.

     "Project" has the meaning assigned to such term in the first recital of
      -------                                               -------------
this Guaranty.

     "Security Agent" has the meaning assigned to such term in the introduction
      --------------                                               ------------
to this Guaranty.

     "Secured Parties" and "Secured Party" have the respective meanings assigned
      ---------------       -------------
to such terms in the third recital of this Guaranty.
                     -------------

     "Sponsors" has the meaning assigned to such term in the first recital of
      --------                                               -------------
this Guaranty.

     "Sponsors' Support Agreement" means the Sponsors' Support Agreement, of
      ---------------------------
even date herewith, between the Sponsors, the Agent, and the Security Agent, as the same may at any time be amended or modified in accordance with the terms thereof and in effect.

SECTION 1.2 Miscellaneous. In this Guaranty, unless the context requires otherwise, (i) any reference to an Operative Document shall be to such Operative Document as the same may have been or from time to time may be amended, varied, re-issued, replaced, novated, or supplemented, in each case, in accordance with the terms thereof and hereof, and in effect; (ii) any statutory provisions shall be construed as references to those provisions as amended, modified, re-enacted, or replaced from time to time; (iii) words importing a gender include every gender; and (iv) references to Sections are to Sections of this Guaranty. Section headings are inserted for reference only and shall be ignored in construing this Guaranty.


                                  ARTICLE II
                              GUARANTY PROVISIONS

SECTION 2.1 Guaranty. AMD Inc. hereby absolutely, unconditionally, and irrevocably (all of the following guaranteed and indemnified obligations being collectively called the "Guaranteed Obligations")
                         ----------------------

     (a) guarantees the full and punctual payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, of all Obligations of AMD Holding now or hereafter existing, whether for principal, interest, fees, expenses, or otherwise, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. '362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b)), and

     (b) indemnifies and holds harmless AMD Saxonia and each Secured Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by AMD Saxonia, or such Secured Party, as the case may be, in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and AMD Inc. specifically agrees that it shall not be necessary or required that AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank exercise any right, assert any claim, or demand or enforce any remedy whatsoever against AMD Holding (or any other Person) before or as a condition to the obligations of AMD Inc. hereunder. For the avoidance of doubt, the obligations of AMD Inc. under this Guaranty constitute a primary guaranty obligation (Garantievertrag) and not a surety guaranty obligation (Burgschaft).

Notwithstanding any term or provision of this Guaranty to the contrary, (i) the provisions of Section 13.6 of the Sponsors' Support Agreement shall be
              ------------
applicable to this Guaranty mutatis mutandis, and (ii) AMD Inc. shall not be
                            ----------------
exposed to double exposure under this Guaranty, on the one hand, and the AMD Holding Wafer Purchase Agreement or the AMD Holding Research Agreement, as the case may be, on the other hand, with respect to any Guaranteed Obligations arising under the AMD Saxonia Wafer Purchase Agreement or the AMD Saxonia Research Agreement, as the case may be, to the extent, but only to the extent, that such Guaranteed Obligations correspond to obligations of AMD Inc. to AMD Holding under the AMD Holding Wafer Purchase Agreement or the AMD Holding Research Agreement, as the case may be, which have been or concurrently are being performed in accordance with the terms thereof; it being understood and agreed that only one recovery shall be allowed by the Secured Parties in respect of the foregoing, and (iii) AMD Inc. shall have no liability hereunder for any failure of AMD Holding to comply with its obligations under the Sponsors' Subordination Agreement or the License Agreement to the extent, but only to the extent, that such failure occurs after the Agent or the Security Agent has enforced its rights under the Security Documents. Subject to the foregoing, AMD Inc. shall pay the Guaranteed Obligations upon a demand in writing from the Agent or AMD Saxonia following a default by AMD Holding in the performance of any Guaranteed Obligation (taking into account any applicable grace period).

SECTION 2.2 EMU. European Economic and Monetary Union anticipate the introduction of a single currency and the substitution of the national currencies of Member States participating in Monetary Union. On the date on which the Deutsche Mark is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Guaranty or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Guaranty shall continue in full force and effect in accordance with its terms.

SECTION 2.3 Guaranty Absolute. This Guaranty shall in all respects be a continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Advances under the Loan Agreement have been repaid in full, and the commitments of the Banks under and in connection with the Operative Documents shall have terminated. AMD Inc. guarantees that, subject to Section 2.1, the Guaranteed Obligations will be paid
                            -----------
and performed strictly in accordance with the terms of the Operative Document under which they arise, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of AMD Saxonia, the Security Agent, the Agent, or any Bank with respect thereto. The liability of AMD Inc. under this Guaranty shall be continuing, absolute, unconditional, and irrevocable irrespective of:

     (a) any lack of validity, legality, or enforceability of any Operative Document;

     (b) the failure of AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank

         (i) to assert any claim or demand or to enforce any right or remedy against AMD Holding or any other Person (including any other guarantor) under or in connection with the provisions of any Operative Document, or otherwise, or

         (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

     (c) any change in the time, manner, or place of payment or performance of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise, or renewal of any Guaranteed Obligation;

     (d) any reduction, limitation, impairment, or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration, right of retention or compromise, and shall not be subject to (and AMD Inc. hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

     (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Operative Document;

     (f) any addition, exchange, release, surrender, or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank securing any of the Guaranteed Obligations; or

     (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, AMD Holding, any surety (Bhrge), or any guarantor.

SECTION 2.4  Reinstatement, etc.   AMD Inc. agrees this Guaranty shall continue
to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by AMD Saxonia or any Secured Party, upon the insolvency, bankruptcy, or reorganization of AMD Holding, or otherwise, as though such payment had not been made.

SECTION 2.5 Waiver, etc. AMD Inc. hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that AMD Saxonia, the Security Agent, the Agent, or any Bank protect, secure, perfect, or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against AMD Holding or any other Person (including any other guarantor) or any collateral securing any Guaranteed Obligations. AMD Inc. hereby further waives its right to deposit (Hinterlegung) under (S)372 of the German Civil Code.

SECTION 2.6 Subrogation, etc. AMD Inc. will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement, or otherwise, until all Advances under the Loan Agreement have been repaid in full, and the commitments of the Banks under or arising out of the Operative Documents shall have terminated. Any amount paid to AMD Inc. on account of any payment made hereunder prior to such time shall not be commingled with assets of AMD Inc. and shall immediately be paid to the Security Agent and credited and applied against the Guaranteed Obligations in accordance with the terms of the applicable Operative Document pursuant to which such Guaranteed Obligations are outstanding; provided, however, that if
                                             --------  -------

     (a) AMD Inc. has made payment to the Security Agent of all or any part of the Guaranteed Obligations, and

     (b) all Advances under the Loan Agreement have been repaid in full and the commitments of the Banks under or arising out of the Operative Documents shall have terminated,

AMD Saxonia, the Security Agent, the Agent, the Paying Agent, and each Bank agree that, at AMD Inc.'s request and expense, AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank (as the case may be) will execute and deliver to AMD Inc. appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to AMD Inc. of an interest in the Guaranteed Obligations resulting from such payment by AMD Inc. In furtherance of the foregoing, for so long as any Advances under the Loan Agreement remain unpaid or the Banks have any commitments under any of the Operative Documents, AMD Inc. shall refrain from taking any action or commencing any proceeding against AMD Holding (or its successors or assigns, whether in connection with a bankruptcy proceeding, or otherwise) to recover any amounts in respect of payments made under this Guaranty to AMD Saxonia, the Security Agent, the Paying Agent, the Agent, or any Bank.

SECTION 2.7  Successors, Transferees, and Assigns.  This Guaranty shall:

     (a) be binding upon AMD Inc., and its successors, transferees, and assigns; and

     (b) inure to the benefit of and be enforceable by AMD Saxonia and each Secured Party, and each of their respective successors, transferees, and assigns.

Without limiting the generality of the foregoing clause (b), (i) AMD Saxonia may
                                                 ----------
assign or otherwise transfer (in whole or in part) its rights against AMD Holding under and in connection with the Operative Documents to the Security Agent, and (ii) each Bank may assign or otherwise transfer (in whole or in part) the loans and financial accommodations made by it to AMD Saxonia under the Loan Agreement to any other Person, and such other Person, for purposes of this

Guaranty, shall thereupon become vested with all rights and benefits in respect thereof granted to the transferring Bank under any Operative Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 26 of the Loan
                                                      ----------
Agreement.

SECTION 2.8 Payments Free and Clear of Taxes, etc. AMD Inc. hereby agrees that:

     (a) All payments by AMD Inc. hereunder shall be made to AMD Saxonia as provided in the Loan Agreement or to the Security Agent at its principal office in Frankfurt am Main in Same Day Funds, free and clear of and without deduction for any present or future income, excise stamp, or franchise taxes and other taxes, fees, duties, withholdings, or other charges of any nature whatsoever imposed by any taxing authority on such payments, but excluding taxes imposed on or measured by AMD Saxonia's, the Security Agent's, the Agent's, the Paying Agent's, or any Bank's net income or receipts or the net income or receipts of any branch thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any
          -----
         payment to be made by AMD Inc. hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then AMD Inc. will, subject to Section 2.8(d),
                               --------------

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to AMD Saxonia or the Security Agent, as applicable, an official receipt or other documentation satisfactory to AMD Saxonia and the Security Agent evidencing such payment to such authority; and

          (iii) pay to AMD Saxonia and the Security Agent such additional amount or amounts as is necessary to ensure that the net amount actually received hereunder by AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, will equal the full amount AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, would have received had no such withholding or deduction been required.

          Moreover, if any Taxes are directly asserted against AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank with respect to any payment received by AMD Saxonia or the Security Agent hereunder (as the case may be), AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank may pay such Taxes and AMD Inc. will promptly pay such additional amounts (including any penalties, interest, or expenses, but only (in the case of penalties or interest) to the extent not resulting from a negligent or wilful failure to pay any or all of such Taxes by AMD Saxonia, the Security Agent, the Agent, or such Bank, as the case may be) as is necessary in order that the net amount received by AMD Saxonia, the Security Agent, the Agent, or such Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank would have received had no such Taxes been asserted.

     (b) The additional amount or amounts that AMD Inc. shall be required to pay pursuant to clause (iii) of Section 2.8(a) shall be reduced, to the
                     ------------    --------------
         extent permitted by applicable law, by the amount of the offsetting tax benefits, if any, as determined by the relevant recipient of such payment in the exercise of its sole discretion, which such recipient actually receives and utilises as a result of AMD Inc.'s payment under clause (i) of Section 2.8(a) to the relevant authority (it being
         ----------    --------------
         expressly understood and agreed that such recipient shall be required to use commercially reasonable efforts to claim or utilise any such benefit which may be available to it unless it believes in good faith that to do so would be inconsistent with its internal tax and other policies or if, in its good faith judgment, it would be disadvantaged in any respect with respect to its tax position or planning).

     (c) Subject to the relevant recipient complying with Section 2.8(d) below,
                                                          --------------
         if AMD Inc. fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to AMD Saxonia or the Security Agent the required receipts or other required documentary evidence, AMD Inc. shall indemnify AMD Saxonia, the Security Agent, the Agent, the Paying Agent, and each Bank for any incremental Taxes, interest, or penalties that may become payable by AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank as a result of any such failure.

     (d) Each recipient of a payment that is entitled to claim an exemption (either on its own account or for the account of AMD Inc.) in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 2.8 in respect of
                                                       -----------
         any payments made by AMD Inc. hereunder shall, within a reasonable time after receiving a written request from AMD Inc., provide AMD Inc. with such certificates as may be appropriate in order to obtain the benefits of such exemption.

     (e) Without prejudice to the survival of any other agreement of AMD Inc. hereunder, the agreements and obligations of AMD Inc. contained in this
         Section 2.8 shall survive the payment and performance in full of all
         -----------
         Guaranteed Obligations.

SECTION 2.9    Judgment.  AMD Inc. hereby agrees that:

     (a) If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in Deutsche Marks into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Security Agent could purchase Deutsche Marks with such other currency on the Business Day preceding that on which final judgment is given.

     (b) The obligation of AMD Inc. in respect of any sum due from it to AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank hereunder shall, notwithstanding any judgment in a currency other than Deutsche Marks, be discharged only to the extent that on the Business Day following receipt by AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, of any sum adjudged to be so due in such other currency,

          AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, may, in accordance with normal banking procedures, purchase Deutsche Marks with such other currency; in the event that the Deutsche Marks so purchased are less than the sum originally due to AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or any Bank, in Deutsche Marks, AMD Inc., as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless AMD Saxonia, the Security Agent, the Agent, the Paying Agent, and each Bank against such loss,and if the Deutsche Marks so purchased exceed the sum originally due to AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank in Deutsche Marks, AMD Saxonia, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, shall remit to AMD Inc. such excess.


                                  ARTICLE III
                           MISCELLANEOUS PROVISIONS

SECTION 3.1   No Waiver; Modifications in Writing.  In addition to, and
not in limitation of, Sections 2.3 and 2.5 hereof, no failure or delay on the
                      -------- ---     ---
part of AMD Saxonia or the Agent or the Security Agent in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other rights, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to AMD Saxonia or the Agent or the Security Agent at law, in equity, or otherwise. No amendment, modification, supplement, termination, or waiver of or to any provision of this Guaranty, or consent to any departure by AMD Inc. therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of AMD Saxonia, the Agent, and the Security Agent. Any waiver of any provision of this Guaranty, and any consent to any departure by AMD Inc. from the terms of any provision of this Guaranty, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on AMD Inc. in any case shall entitle AMD Inc. to any other or further notice or demand in similar or other circumstances.

SECTION 3.2   Severability of Provisions.  Any provision of this
Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. AMD Inc. shall have an obligation to replace any invalid provision by a valid provision which approximates best the economic purpose of the invalid provision.

SECTION 3.3 Termination. The obligations of AMD Inc. hereunder shall terminate on the day that all Advances under the Loan Agreement have been repaid in full and the commitments of the Banks under or arising out of the Operative Documents shall have terminated; provided that such obligations shall
                                 --------
automatically revive and be reinstated if and to the extent that AMD Saxonia shall subsequently have obligations under or arising out of any of the Financing Documents.

SECTION 3.4   Binding on Successors, Transferees, and Assigns;
Assignment of Guaranty.  In addition to, and not in limitation of, Section 2.7,
                                                                   -----------
this Guaranty shall be binding upon AMD Inc. and its successors, transferees, and assigns, shall inure to the benefit of AMD Saxonia, the

Security Agent, the Agent, the Paying Agent, and each Bank, and their respective successors, transferees, and assigns, and shall be enforceable by AMD Saxonia and by the Security Agent, for the benefit of itself, the Agent, and each Bank and their respective successors, transferees, and assigns (to the full extent provided pursuant to Section 2.7), in each case subject to Section 26 of the
                     -----------                           ----------
Loan Agreement; provided, however, that AMD Inc. may not assign any of
                --------  -------
its obligations hereunder without the prior written consent of the Security Agent. The rights of the Secured Parties hereunder shall be exercisable solely by the Security Agent on behalf of the Secured Parties unless either the
                                                       ------
Security Agent is not able pursuant to applicable law to realise the practical benefits of such rights on behalf of the Secured Parties or the limitation set
                                                         --
forth in this sentence would otherwise materially adversely affect the rights of the Secured Parties hereunder.

SECTION 3.5 Notice. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any of the Persons listed below shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX, or telegram, or by pre-paid courier service, or by telecopier, and shall be deemed to be given for purposes of this Guaranty on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 3.5. Unless
                                                            ------------
otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 3.5, notices, demands, instructions, and
                             -----------
other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below.

     To the Security Agent:

     Dresdner Bank AG, as Security Agent
     Dr. Kulz-Ring 10
     01067 Dresden
     Attention: Direktion
     Facsimile No.: (49) 351 489-1350


     To the Agent:

     Dresdner Bank AG, as Agent
     Dr. Kulz-Ring 10
     01067 Dresden
     Attention: Direktion
     Facsimile No.: (49) 351 489-1350


     To AMD Inc.:

     Advanced Micro Devices, Inc.
     One AMD Place
     Sunnyvale, California  94088
     Attention: General Counsel
     Facsimile No.: (1) (408) 774-7399

     To AMD Saxonia:

     AMD Saxony Holding GmbH
     Washingtonstrasse 16 A/B
     01139 Dresden
     Attention: Geschaftsfuhrer
     Facsimile No.: (49) 351 8412 150


SECTION 3.6 Relationship to Other Agreements. The rights of AMD Saxonia, the Agent, and the Security Agent pursuant to this Guaranty are in addition to any other rights or remedies which AMD Saxonia, the Agent, and the Security Agent may have under statutory law or other agreements between one or more of AMD Saxonia, the Agent, the Security Agent, the Paying Agent, the Banks, and AMD Inc. Where such rights and remedies are in conflict with the provisions of this Guaranty, the provisions of this Guaranty shall prevail.

SECTION 3.7 Setoff. In addition to, and not in limitation of, any rights of AMD Saxonia, the Security Agent, the Agent, or any Bank under applicable law, AMD Saxonia, the Security Agent, the Paying Agent, the Agent, and each Bank shall, upon the acceleration of the Advances under the Loan Agreement following the occurrence of any Event of Default, or upon the occurrence and during the continuance of any event with respect to AMD Inc. of the type described in
Section 8.01(f) or (g) of the AMD Inc. 1996 Bank Credit Agreement, have the
---------------    ---
right to appropriate and apply to the payment of the obligations of AMD Inc. owing to it hereunder, any and all balances, credits, deposits, accounts, or moneys of AMD Inc. then or thereafter maintained with AMD Saxonia, the Security Agent, the Paying Agent, the Agent, or such Bank and any and all property of every kind or description of or in the name of AMD Inc. now or hereafter, for any reason or purpose whatsoever, in the possession or control of AMD Saxonia, the Security Agent, the Paying Agent, the Agent, or such Bank, or any agent or bailee for AMD Saxonia, the Security Agent, the Paying Agent, the Agent, or such Bank.

SECTION 3.8 Governing Law; etc. This Guaranty and all rights and obligations of the parties arising under or in connection herewith shall be governed by the Laws of the Federal Republic of Germany.

SECTION 3.9 Jurisdiction. AMD Inc. hereby submits to the exclusive jurisdiction of the courts in Frankfurt am Main for any dispute arising out of or in connection with this Guaranty. AMD Inc. states that Advanced Micro Devices GmbH whose address is Rosenheimerstra8e 143b, 81671 Munich, Germany, Tel.: +49 89 450 530, Fax: +49 89 906 490, is its accredited agent for service of process and hereby undertakes to maintain an agent for service in Germany. The foregoing submission to jurisdiction shall not (and shall not be construed so as to) limit the rights of the Agent, the Security Agent or AMD Saxonia to take suits, actions, or proceedings against AMD Inc. to enforce any judgment rendered by the courts in Frankfurt am Main in any other court or entity of competent jurisdiction where AMD Inc. has assets, nor shall the taking of suits, actions, or proceedings to enforce any such judgment in one or more jurisdictions preclude the taking of enforcement proceedings in any other jurisdiction, whether concurrently or not.

SECTION 3.10 Operative Document. This Guaranty is an Operative Document executed pursuant to the Loan Agreement.

SECTION 3.11 Place of Performance and Payment. The place of performance and payment (Zahlungs-und Erfhllungsort) under this Guaranty shall be Frankfurt am Main.

SECTION 3.12 Use of English Language. This Guaranty has been executed in the English language. All certificates, reports, notices, and other documents and communications given or delivered pursuant to this Guaranty shall be in the English language and a certified German translation thereof shall be delivered promptly thereafter if reasonably requested by the Agent. In the event of any inconsistency, the English language version of any such document shall control.



                    ADVANCED MICRO DEVICES, INC.


                     By /s/ Marvin D. Burkett
                       ---------------------------------------------


                     Its
                        --------------------------------------------

                                                                              12
                    AMD SAXONY MANUFACTURING GMBH


                     /s/ Jack L. Saltich
                    ------------------------------------------------



                    DRESDNER BANK AG,
                    as Agent and Security Agent

                    /s/ Dr. Hans-Jurgen Menzel  /s/ Horst-Oechsler
                    ------------------------------------------------